Exhibit 99.1


      Valpey-Fisher Corporation Reports Fourth Quarter and Year End Results


     HOPKINTON, Mass.--(BUSINESS WIRE)--March 6, 2006--Valpey-Fisher Corporation (AMEX: VPF), reported today its financial results for the fourth quarter and year ended December 31, 2005. Valpey-Fisher Corporation specializes in providing frequency control devices, including quartz crystals and oscillators.
     Net sales for the quarter ended December 31, 2005 were $2,610,000 compared to the $2,584,000 of net sales reported during the quarter ended December 31, 2004. The gross profit during the current year quarter was $826,000 compared to a gross profit of $615,000 in 2004. For the quarter ended December 31, 2005, the Company's continuing operations reported net earnings of $67,000 versus net earnings of $60,000 in 2004. The Company recorded a net loss from discontinued operations of $60,000 during the quarter ended December 31, 2005. In total, the Company reported net earnings of $7,000 for the quarter ended December 31, 2005 compared to net earnings of $60,000 in the 2004 quarter.
     Commenting on the year results, Mr. Michael Ferrantino, President and CEO, said, "We are once again pleased to report in 2005 that our continuous improvement program had a positive impact on several of our metrics. Most importantly, we were profitable in all four quarters of the year.

     --   Gross margin increased to 33% from 28% in 2004
     --   Inventory was reduced by 31% from $1,501,000 to $1,028,000
     --   Cash increased by $1,465,000 to $7,920,000
     --   Net earnings were $244,500 compared to a net loss of $165,400 in 2004

     Although we would have preferred to report an increase in revenue in 2005, we did note in our quarterly press release that sales in 2005 would be in line with 2004. The results were driven primarily by a conscious decision on our part to exit low gross margin products and replace that business with more complex, less competitive and higher gross margin multi-function assemblies. I am pleased to report to that end, we are on track and on schedule. Our team successfully went from design to production on our first integrated sub-system order and shipped more than $250,000 in new business in 2005. We expect revenue from these products to grow by more than 3 times in 2006 to greater than $750,000. In addition, although we experienced some increase in our component business in our largest end market, telecommunications, that modest growth was somewhat offset by price compression."
     Mr. Ferrantino further stated, "In our March 3, 2005 shareholder letter we shared with you our strategic plan, which was to profitably grow the Company through a combination of both organic and strategic initiatives.
     With one year behind us, and as we review, as well as challenge that strategy, we have concluded we should stay the course on our organic initiatives. We believe developing market-driven, product solutions, incorporating several functions provide our customers with more reliable, smaller and ultimately less costly solutions. In fact, we will accelerate our organic growth by increasing our investment in new product development. In 2006, we have budgeted $525,000, an increase of 141% over 2004. While that investment will have some impact to profit in the short term, the longer term benefits will more than offset the expense.
     The second area we discussed was growth through acquisition. In 2005, we reviewed more than 20 different opportunities ranging from licensing technology to an outright acquisition of an entire company. As a result of those reviews, we engaged in serious discussions with more than 10 different businesses with technologies that included timing devices to high-frequency modules. After thoughtful and thorough evaluations, we concluded the risk to reward was just not in line with our goals. However, we remain committed to continue to find the right fit."
     Mr. Ferrantino concluded, "In 2006, we believe we will still be challenged with the industry-wide economics of excess capacity and price compression. After a modest fine-tuning of our strategy, we will continue to build upon our organic growth success and deepen our commitment to the development of next generation leading edge products."

     Forward-Looking Statements

     Certain statements made herein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Words such as "expects", "believes", "estimates", "plans" or similar expressions are intended to identify such forward-looking statements. The forward-looking statements are based on the Company's current views and assumptions and involve risks and uncertainties that include, but not limited to: the Company's ability to achieve profitability, the current production over-capacity within the suppliers of frequency control devices, the ability to develop, market and manufacture new innovative products competitively, the fluctuations in product demand of the telecommunications industry, the ability of the Company and its suppliers to produce and deliver materials and products competitively, the ability to limit the amount of the negative effect on operating results caused by pricing pressure and the Company's ability to comply with Section 404 of the Sarbanes-Oxley Act..



Valpey-Fisher Corporation
Condensed Consolidated Statements of Operations
( in thousands, except per share data)

                                    Unaudited            Audited
                                 ------------------ ------------------
                                   Quarter Ended       Year Ended
                                 ------------------ ------------------
                                 12/31/05  12/31/04 12/31/05  12/31/04
                                 ------------------ ------------------
Net sales                          $2,610   $2,584   $11,427  $11,545
Cost of sales                       1,784    1,969     7,613    8,285
                                 ------------------ ------------------
   Gross profit                       826      615     3,814    3,260

Selling and advertising expenses      307      233     1,428    1,409
General and administrative expenses   327      282     1,684    1,737
Research and development expenses     104       54       352      218
                                 ------------------ ------------------
                                      738      569     3,464    3,364
                                 ------------------ ------------------
   Operating  profit (loss)            88       46       350     (104)

Other income, net                      51       14       148       49
                                 ------------------ ------------------
Earnings (loss) from continuing
 operations before income taxes       139       60       498      (55)
Income tax (expense)                  (72)       0      (194)       0
                                 ------------------ ------------------
Earnings (loss) from continuing
 operations                            67       60       304      (55)
(Loss) from discontinued
 operations, net of income tax
 benefit                              (60)       0       (60)    (110)
                                 ------------------ ------------------
Net earnings (loss)                    $7      $60      $244    $(165)
                                 ================== ==================


Basic and diluted earnings (loss)
 per share:
  Continuing operations             $0.01    $0.01     $0.07   $(0.01)
  Discontinued operations           (0.01)    0.00     (0.01)   (0.03)
                                 ------------------ ------------------
                                    $0.00    $0.01     $0.06   $(0.04)
                                 ================== ==================


Basic weighted average shares       4,247    4,221     4,240    4,212
Diluted weighted average shares     4,302    4,308     4,308    4,212




Valpey-Fisher Corporation
Condensed Consolidated Balance Sheets
( in thousands)

                                              (Audited) (Audited)
                                              12/31/05  12/31/04
                                           ----------------------
ASSETS
   Current assets:
      Cash and cash equivalents                 $7,920    $6,455
      Receivables, net                           1,495     1,137
      Inventories, net                           1,028     1,501
      Deferred income taxes and other
       current assets                              653       629
                                           ----------------------
        Total current assets                    11,096     9,722
                                           ----------------------
   Property, plant and equipment, at cost       10,927    10,807
    Less accumulated depreciation                8,559     7,808
                                           ----------------------
                                                 2,368     2,999
                                           ----------------------
   Other assets                                    153       143
                                           ----------------------
                                               $13,617   $12,864
                                           ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                          $2,205    $1,655
   Deferred income taxes                           448       578
   Stockholders' equity                         10,964    10,631
                                           ----------------------
                                               $13,617   $12,864
                                           ======================



    CONTACT: Valpey-Fisher Corporation
             Michael J. Kroll, 508-435-6831 ext. 600